Conformed Copy

================================================================================


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   Date of Report  (Date of earliest event reported)      December 31, 1997

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            (Exact name of registrant as specified in its charter)


           Delaware               33-22097-NY               11-2908692
  (State or jurisdiction of       (Commission           (I.R.S. employer
incorporation or organization)    File Number)       identification number)

     5151 San Felipe, Suite 450
            Houston, Texas                                  77056
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:           (713) 621-7911

Former name or former address if changed since last report:    Not Applicable

Purpose of this Amendment

     On January 15, 1998, the registrant filed its Form 8-K for the acquisition of ITS Supply Corporation by a wholly-owned subsidiary, IWC Services, Inc. Financial information required under Item 7 and Regulation S-B Item 310 was not available at the time of the filing. The purpose of this amendment is to include the required proforma information and audited financial statements of the aquired assets, liabilities assumed and statements of operations.

Item 2.  Acquisition or Disposition of Assets.

     On December 31, 1997, IWC Services, Inc., a wholly-owned subsidiary of Boots & Coots International Well Control, Inc. (the " Company"), completed the acquisition of 100% of the outstanding shares of common stock of ITS Supply Corporation, a Delaware Corporation ("ITS Supply"), from LaSalle Cattle Company, Ltd., a Texas Limited Partnership. ITS Supply is a Houston based ISO 9002 certified, materials and equipment procurement, transportation and logistics company that serves the energy industry world-wide, with offices in Houston, Venezuela, Peru, Dubai (UAE) and the United Kingdom.

     The purchase price for ITS Supply was $6,000,000 US of which $5,000,000 was funded on January 2, 1998. Of the funding, $4,500,000 was provided to IWC Services, Inc. by the Company which in turn borrowed the money on 120 day terms from Geneva Associates, L.L.C. and Main Street Merchant Partners II, L.P. and $500,000 was provided from working capital. The remaining $1,000,000 was provided by seller's notes and scheduled to have been paid by IWC Services, Inc. in installments of $250,000 and $750,000 on January 31, 1998 and on February 28, 1998, respectively. The maturity dates have been extended March 31, 1998. The purchase price of the shares of common stock was determined through arms'-length negotiations conducted by the principals of the Company and LaSalle Cattle Company, Ltd.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     a. Financial Statements and Pro Forma Financial Information.

     The financial statement information required under Regulation S-B Item 310 is included after the signature page as follows:

Proforma Unaudited Combined Balance Sheet, which includes September 30, 1997 Boots & Coots International Well Control, Inc. Balance Sheet unaudited information, September 30, 1997 International Tool & Supply unaudited detail of assets purchased and liabilities assumed, proforma adjustments and proforma unaudited combined balance sheets.

The Twelve Months Ended June 30, 1997 IWC Services, Inc. (the surviving operating entity of the Boots & Coots International Well Control, Inc.) Income Statement, the Twelve Months Ended March 31, 1997 International Tool & Supply Income Statement, proforma adjustments and the proforma unaudited combination thereof.

The Three Months Ended September 30, 1997 IWC Services, Inc. (the surviving operating entity of the Boots & Coots International Well Control, Inc.) Income Statement, the Three Month Ended September 30, 1997 International Tool & Supply Income Statement, proforma adjustments and the proforma unaudited combination thereof.

Audited Statement of Assets to be Acquired and Liabilities to be assumed together with the Auditor's report.

     b. Exhibits.


      2.1 Stock Purchase Agreement dated December 31, 1997 between LaSalle Cattle Company, Ltd. and IWC Services, Inc. Exhibit 2.1 is incorporated herein by reference to Form 8-K filed January 15, 1998

     99.1 Press release dated January 5, 1998. Exhibit 99.1 is incorporated herein by reference to Form 8-K filed January 15, 1998.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 1998        Boots & Coots International Well Control, Inc.


                                    By:  /s/ Thomas L. Easley
                                    --------------------------------------------
                                    Thomas L. Easley
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 1997 and the three months ended September 30, 1997 and the unaudited pro forma consolidated balance sheet of the Company as of September 30, 1997 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to (i) the acquisition of ITS Supply Corporation under the purchase method of accounting, (ii) the borrowing by the Company of $39.4 million, plus an estimated $475,000 in related financing costs, to finance the acquisition of ITS Supply Corporation.

     The unaudited pro forma consolidated statement of operations for the year ended June 30, 1997 and the three months ended September 30, 1997 were prepared assuming that the transactions described above were consummated as of the beginning of each period presented. The unaudited pro forma consolidated balance sheet as of September 30, 1997 includes the historical purchase accounting entries made for the ITS acquisition of Supply Corporation and was prepared assuming that the transactions described in (ii) and (iii) above were consummated as of December 31,1997.

     The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical consolidated and combined financial statements of the Company and ITS Subsidiary and should be read in conjunction with those consolidated and combined financial statements and historical summary and the notes thereto. The results of the interim periods presented are not necessarily indicative of the results to be expected of an entire year.

     The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. A final determination of required purchase accounting adjustments, and the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments for the ITS Supply Corporation Acquisition reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected therein and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations actually would have been had acquisition of ITS Supply Corporation, occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

                 Boots & Coots International Well Control, Inc.
         Proforma Statement of Assets Acquired and Liabilities Assumed
                               September 30, 1997
                                  (Unaudited)

                                                  Boots & Coots
                                                  International       International                               Combined
                                                  Well Control,      tool & Supply,           Proforma            Proforma
                                                      Inc.                 Inc               adjustments        Balance Sheet
                                                  -----------        -------------           -----------        -------------
CURRENT ASSETS:
  Cash and temporary cash investments             $ 2,754,580         $    99,347            $  (384,347)        $  2,469,580
  Accounts receivable                               2,249,357          14,025,559            (13,360,559)           2,914,357
  Inventory                                         1,119,316             579,794                787,875            2,486,985
  Prepaid expenses and other                          239,903             176,430                104,430              520,763
                                                  -----------         -----------            -----------        -------------
      Total current assets                          6,363,156          14,881,130            (12,852,601)           8,391,685
                                                  -----------         -----------            -----------        -------------

PROPERTY AND EQUIPMENT, at cost
  Property and equipment                            7,403,168             378,557                229,393            8,011,118
   Less: Accumulated depreciation                    (275,637)            (96,123)                96,123             (275,637)
                                                  -----------         -----------            -----------        -------------
                                                    7,127,531             282,434                325,516            7,735,481

OTHER ASSETS, Net                                     983,626               7,743              2,957,778            3,949,147
                                                  -----------         -----------            -----------        -------------

     Total Assets                                 $14,474,313         $15,171,307            $(9,569,307)        $ 20,076,313
                                                  ===========         ===========            ===========        =============

CURRENT LIABILITIES:
  Accounts payable                                $ 1,242,994         $    35,223            $    66,777         $  1,344,994
  Accrued expenses                                     96,277           8,071,277             (8,071,277)              96,277
  Notes payable-current                             2,250,934                   -              5,500,000            7,750,934
                                                  -----------         -----------            -----------        -------------
     Total Liabilities                              3,590,205           8,106,500             (2,504,500)           9,192,205
                                                  -----------         -----------            -----------        -------------

  Subordinated debt                                    90,000                   -                      -               90,000
  Equity                                           10,794,108           7,064,807             (7,064,807)          10,794,108
                                                  -----------         -----------            -----------        -------------
     Total Liabilities & Equity                   $14,474,313         $15,171,307            $(9,569,307)        $ 20,076,313
                                                  ===========         ===========            ===========        =============

                 Boots & Coots International Well Control, Inc.
                        Proforma Statement of Operations
                                  (Unaudited)


                                         Boots & Coots
                                         International     International
                                         Well Control,    tool & Supply,       Proforma            Proforma
                                             Inc.               Inc           adjustments          Combined
                                         -----------      -------------       -----------        -------------
                                         Twelve Months    Twelve Months
                                         Ended June 30,  ended March 31,
                                              1997             1997
                                         -----------      -------------       -----------        -------------
REVENUES                                  $1,662,121      $41,817,234                 ---           43,479,355

OPERATING EXPENSES:
  Cost of sales                            1,320,702       39,246,290                 ---           40,566,992
  Depreciation & amortization                 49,893           82,996              73,850              206,739
  General and administrative expenses        772,626        2,477,005                                3,946,569
                                         -----------      -----------         -----------        -------------
     Total operating expenses              2,143,221       41,806,291              73,850           44,220,295
                                          ----------      -----------         -----------        -------------

INCOME (LOSS) FROM OPERATIONS               (481,100)          10,943             (73,850)            (740,940)
                                          ----------      -----------         -----------        -------------
  Interest-additional                            ---              ---             660,000             (660,000)
  Net Income (Loss) Before Taxes          $ (481,100)     $    10,943         $  (733,850)       $  (1,400,940)
                                          ==========      ===========         ===========        =============

                Boots & Coots International Well Control, Inc.
                       Proforma Statement of Operations
                                  (Unaudited)

                                                                                                    Proforma
                                         Boots & Coots                                              Combined
                                         International     International                          Statement of
                                         Well Control,    tool & Supply,       Proforma           Revenues and
                                             Inc.               Inc           adjustments          Operations
                                         -----------      -------------       -----------        -------------
                                         Three Months      Three Months
                                     Ended September 30, ended September 30,
                                            1997               1997
                                         -----------      -------------       -----------        -------------
REVENUES                                  $2,094,510      $16,181,000                               18,275,510

OPERATING EXPENSES:
  Cost of sales                            1,190,639       14,952,000                               16,142,639
  Depreciation & amortization                196,158           48,000               6,155              250,313
  General and administrative expenses        790,242          864,000                                1,654,242
                                         -----------      -----------         -----------        -------------
     Total operating expenses              2,177,039       15,864,000              (6,155)          18,047,194
                                         -----------      -----------         -----------        -------------
INCOME (LOSS) FROM OPERATIONS             $  (82,529)     $   317,000              (6,155)             228,316
                                         -----------      -----------         -----------        -------------
  Interest-additional                            ---              ---             165,000              165,000
  Net Income (Loss) Before Taxes          $  (82,529)     $   317,000         $  (171,155)       $      63,316
                                          ==========      ===========         ===========        =============

     LOGISTICS AND SUPPLY DIVISION OF
     ITS INVESTMENTS, INC.

     STATEMENT OF ASSETS TO BE ACQUIRED AND
     LIABILITIES TO BE ASSUMED
     AS OF MARCH 31, 1997
     TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To ITS Investments, Inc.:

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the Logistics and Supply Division of ITS Investments, Inc. (as defined in Note 1, the Supply Division), as of March 31, 1997, and the related statements of revenues and operating expenses for each of the two years in the period ended March 31, 1997. These statements are the responsibility of the Supply Division's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The statements have been prepared pursuant to the purchase agreement described in Note 3 between ITS Supply Corporation and International Tool & Supply Company, Inc., dated December 31, 1997, and are not intended to be a complete presentation of the Supply Division's assets and liabilities or its revenues and operating expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Supply Division as of March 31, 1997, and the revenues and operating expenses of the Supply Division for each of the two years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen

Houston, Texas
March 5, 1998

                        LOGISTICS AND SUPPLY DIVISION OF
                             ITS INVESTMENTS, INC.

                      STATEMENTS OF ASSETS TO BE ACQUIRED
                         AND LIABILITIES TO BE ASSUMED

                                        March 31,  December 31,
ASSETS TO BE ACQUIRED                     1997        1997
---------------------                   --------   ----------
                                                   (Unaudited)
CURRENT ASSETS:
 Cash and temporary cash investments.. $  304,632  $   68,857
 Accounts receivable..................    354,670     892,247
 Inventory............................    794,631   1,570,352
 Prepaid expenses and other...........    236,050     140,120
                                       ----------  ----------
    Total current assets..............  1,689,983   2,671,576

PROPERTY AND EQUIPMENT, at cost:
 Property and equipment...............    538,019     926,730
  Less- Accumulated depreciation and
    amortization......................   (230,092)   (340,388)
                                       ----------  ----------
                                          307,927     586,342
OTHER ASSETS, net.....................     10,100      26,163
                                       ----------  ----------
    Total assets to be acquired....... $2,008,010  $3,284,081
                                       ==========  ==========
LIABILITIES TO BE ASSUMED
------------------------------

CURRENT LIABILITIES:
 Accounts payable..................... $  797,876  $1,519,236
 Accrued expenses.....................    138,549      82,612

COMMITMENTS AND CONTINGENCIES
                                       ----------  ----------
 Total liabilities to be assumed...... $  936,425  $1,601,848
                                       ==========  ==========

        The accompanying notes are an integral part of these statements.

                        LOGISTICS AND SUPPLY DIVISION OF
                             ITS INVESTMENTS, INC.

                 STATEMENTS OF REVENUES AND OPERATING EXPENSES

                                              Nine Months
                                           Ended December 31           Year Ended March 31
                                       --------------------------    --------------------------
                                           1997          1996           1997           1996
                                       -----------    -----------    -----------    -----------
                                               (Unaudited)
REVENUES.............................  $34,526,687    $25,924,290    $41,817,234    $21,838,145
                                       -----------    -----------    -----------    -----------
OPERATING EXPENSES:
 Cost of sales.......................   31,512,218     24,182,911     39,246,290     19,774,061
 Depreciation........................      121,169         61,119         82,996         81,492
 General and administrative expenses.    2,735,368      1,799,755      2,477,005      2,899,620
                                       -----------    -----------    -----------    -----------
     Total operating expenses........   34,368,755     26,043,785     41,806,291     22,755,173
                                       -----------    -----------    -----------    -----------
INCOME (LOSS) FROM OPERATIONS........  $   157,932    $  (119,495)   $    10,943    $  (917,028)
                                       ===========    ===========    ===========    ===========


       The accompanying notes are an integral part of these statements.

                       LOGISTICS AND SUPPLY DIVISION OF

                             ITS INVESTMENTS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997



1.  BASIS OF PRESENTATION
     AND ACCOUNTING POLICIES:

Principles of Combination

The combined financial statements include certain accounts of ITS Supply & Logistics Inc. (ISLI), ITS Venezuela S.A. (IVSA), ITS Peru S.A. (IPSA) and ITS Supply & Logistics UK Limited (ISLUK) (collectively, "the Logistics and Supply Division of ITS Investments, Inc.," or "the Supply Division"), all of which are corporations that are wholly owned subsidiaries of International Tool & Supply Company, Inc. (ITSCI) (a Delaware corporation). The accounts included in the financial statements represent the assets to be acquired and liabilities to be assumed, along with the related revenues and operating expenses, which are to be acquired by ITS Supply Corporation (see Note 3). All material intercompany balances and transactions have been eliminated in combination.

Business

The Supply Division provides procurement and logistical services primarily to international oil and gas companies.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Temporary Cash Investments

For purposes of the statement of assets to be acquired and liabilities to be assumed, the Supply Division considers all highly liquid debt instruments purchased with a maturity of three months or less to be temporary cash investments.

Concentrations of Credit Risk

Financial instruments which potentially subject the Supply Division to concentrations of credit risk consist principally of trade receivables. The Supply Division's revenues are derived principally from uncollateralized sales to customers in the international oil and gas industry. This industry concentration has the potential to impact the Supply Division's exposure to credit risk, either positively or negatively, because the customers may be similarly affected by changes in economic or other conditions. Management of the Supply Division believes that accounts receivable are well diversified, thereby reducing potential credit risk to the Supply Division.

Property and Equipment

Property and equipment is carried at cost. Depreciation of assets is computed primarily using the straight-line method with three-year to 10-year lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

Sales to Significant Customers

During the year ended March 31, 1996, sales to one of the Supply Division's largest customers accounted for approximately 14 percent of the Supply Division's total revenues. During the year ended March 31, 1997, sales to another of the Supply Division's largest customers accounted for approximately 54 percent of the Supply Division's total revenues.

Allocation of General
and Administrative Expenses

Included in general and administrative expenses is a portion of ITSCI's general and administrative expenses that are allocated to the Supply Division based on its historic expense as a percentage of ITSCI's total general and administrative expenses, as calculated using the following methods:

a.  Percentage of total square footage for office rental expense.

b. Insurance policy rates on revenues and property values for insurance expenses.

c.  Volume of activities for accounting department expenses.

d.  Amount of telephone usage for telephone expenses.

e.  Percentage of employees for personnel department expenses.

Based on historic trends, the use of these methods resulted in the Supply Division being responsible for an average of 58 percent of ITSCI's total general and administrative expenses. This percentage was applied consistently for the periods presented.

During the years ended March 31, 1997 and 1996, the Supply Division recorded $51,960 and $136,725 in interest expense related to borrowings held by ITSCI. As these borrowings will not be acquired in the purchase (see Note 3), the related interest expense has not been reflected in these financial statements.

Income Taxes

The Supply Division operated as a subsidiary of ITS Investments, Inc., and ITS plc, which filed separate federal income tax returns, including the operations of the Supply Division, and thus the Supply Division did not file separate tax returns for federal income taxes. Accordingly, no income tax provision has been made in the accompanying financial statements. Reference is made to the unaudited pro forma financial statements which reflect the adjustment for the provision for income taxes.

Reclassifications

Certain reclassifications have been made to conform prior-year amounts to current-year presentation.

RELATED-PARTY TRANSACTIONS:

The Supply Division leases office space from a company which is owned by a shareholder and director of ITS plc, the parent company of ITSCI. The lease expires June 30, 1999. Rent expense totaling $217,000 was paid by ITSCI for the years ended March 31, 1997 and 1996, and was allocated to general and administrative expenses of the Supply Division as discussed above.

3.  SUBSEQUENT EVENT:

On December 31, 1997, ITSCI entered into an agreement with ITS Supply Corporation to sell certain assets and liabilities of ISLI and all of its ownership interest in and all of the issued and outstanding stock of IVSA, IPSA and ISLUK. The acquired assets included inventory, tangible personal property, real property and an intercompany receivable from IVSA to ISLI, among others. Assets excluded from the transaction include accounts receivable and cash of ISLI. Liabilities assumed include purchase orders for inventory and accounts payable. Liabilities excluded primarily represent debt and acquisition-related expenses.